Exhibit 99.1

                                                                        NEWS
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Contacts: Investors                                          Media Relations
          George Laskaris                                    Ed Yutkowitz
          718.403.2526                                       718.403.2523



                KeySpan to Sell its Remaining Ownership Interest
                       in The Houston Exploration Company


Brooklyn, NY - November 19, 2004 - KeySpan Corporation (NYSE:KSE) announced today that it expects to completely exit its ownership interest in its affiliate company, The Houston Exploration Company (NYSE: THX). KeySpan has agreed to sell its remaining ownership interest of approximately 6.6 million shares of common stock in Houston Exploration through Morgan Stanley at a price to the public of $56.25 per share. The sale will generate proceeds to KeySpan of approximately $369 million. Following this transaction, KeySpan will no longer have any ownership interest in Houston Exploration.

Morgan Stanley will be the sole underwriter for this transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state. Investors may obtain a copy of the prospectus relating to the offering when available from Morgan Stanley.


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A member of Standard & Poor's 500 Index,  KeySpan Corporation  (NYSE:KSE) is the
largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New
Hampshire which do business as KeySpan Energy Delivery. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses. KeySpan is also the largest owner of electric generation in New York State. We own approximately 6,400 megawatts of generating capacity, which provides power to the 1.1 million customers of the Long Island Power Authority and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in production, pipeline transportation, distribution and storage, and owns minority interest in natural gas exploration and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island.


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Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual
results  to  differ   materially  from  those   forecasted  or  implied  in  the
forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.








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